UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007 (April 25, 2007)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Jeffrey Latts

On April 25, 2007, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of Allos Therapeutics, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) elected Dr. Jeffrey R. Latts as a director of the Company.

Dr. Latts has been a consultant to the pharmaceutical industry since January 2007.  Previously, Dr. Latts served as Executive Vice President of Exelixis, Inc., a biotechnology company, from January 2006 to January 2007, and as Senior Vice President of Exelixis, Inc. from July 2001 to December 2005.  He also served as Chief Medical Officer of Exelixis, Inc. from July 2001 to September 2006.  Prior to that, Dr. Latts held key management positions with Berlex Laboratories, a pharmaceutical healthcare company, where he served as Chief Medical Officer from 1995 to 2001, and Vice President, Clinical Research and Development from 1990 to 2001.  Prior to that, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst Research, a division of Wyeth Laboratories.  In over 25 years in the pharmaceutical industry, Dr. Latts has been involved in numerous investigational new drug application submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. He began his career in the pharmaceutical industry with the Parke-Davis Pharmaceutical Division of Warner Lambert. Dr. Latts received a B.S. in medicine and an M.D. from the University of Minnesota.

In accordance with the Company’s Stock Option Grant Program for Non-Employee Directors administered under the Company’s 2000 Stock Incentive Compensation Plan (the “2000 Plan”), on April 25, 2007, the Company granted Dr. Latts an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.47 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant.  The options vest in three equal installments on each of the first, second and third anniversaries of the date of grant, assuming Dr. Latts’ continued service on the Board for such periods.  The options are subject to the terms and conditions of the 2000 Plan and the Company’s standard form of Nonqualified Stock Option Letter Agreement for Non-Employee Directors, copies of which are filed as Exhibits 10.10 and 10.10.3, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

In connection with Dr. Latts’ election, Dr. Latts and the Company also entered into an Indemnification Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnification Agreement provides indemnity to Dr. Latts against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnification Agreement is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Adoption of Corporate Bonus Plan

On April 25, 2007, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved the Allos Therapeutics, Inc. Corporate Bonus Plan (the “Plan”).  The purpose of the Plan is to promote the interests of the Company and its stockholders by rewarding the Company’s employees with cash bonus payments based upon the level of achievement of financial, business and other performance objectives established in accordance with the Plan.  The Plan replaces and supersedes the Company’s Annual Incentive Plan, which the Board had previously adopted on December 12, 2005.  The following is a summary of the material terms of the Plan.  Such summary does not purport to be complete and is qualified by reference to the Plan, a copy of which is attached hereto as Exhibit 10.44 and is incorporated herein by reference.

Administration.  The Plan will be administered by the Compensation Committee and the Company’s Chief Executive Officer.  The Compensation Committee is authorized to interpret the Plan and to correct any defect or omission or reconcile any inconsistency in the Plan.  Under the Plan, the Compensation Committee has the responsibility for recommending to the Board the incentive compensation for the Chief Executive Officer and approving any incentive compensation to the Company’s other executive officers.  The Chief Executive Officer is responsible for  approving any incentive compensation for employees who are not executive officers.

Eligibility.  To be eligible to participate in the Plan, employees must: (i) be employed by the Company both on the last day of the applicable performance period (which is generally December 31 of each year) and at the time awards are paid out under the Plan, (ii) have completed at least six months of full-time, active service with the Company during the applicable performance period, (iii) receive at least a “Meets Expectations” rating on the employee’s performance review for the applicable performance period and (iv) not be subject to a written performance improvement plan at the time awards are paid out under the Plan.  Eligible employees with less than twelve months of active service during a performance period may be eligible for a prorated bonus for the performance period.

Target Bonus Awards.  Target bonus awards will be determined and communicated to eligible employees annually.  Under the Plan, the Compensation Committee and the Board will determine the target bonus award for the Chief Executive Officer, the Compensation Committee will determine target bonus awards for the other executive officers and the Chief Executive Officer will determine target bonus awards for the other employees.

Award Determination.  Actual bonus awards will be determined based on the level of achievement of corporate and individual objectives established for each performance period.  Actual bonus payouts can range from 0 to 1.5 times the target bonus awards, based upon corporate and individual performance.

Weighting of Objectives.  Bonus awards will be weighted between corporate and individual performance based upon the eligible employee’s position with the Company.  The following table sets forth the weighting between corporate and individual objectives for all eligible employees:

Title	Weighting of Corporate Performance Against Corporate Objectives	Weighting of Individual Performance Against Individual Objectives
President and CEO	100%	0%
Executive or Senior Vice President	60%	40%
Vice President	60%	40%
Below Vice President	50%	50%

Setting Corporate Objectives.  At the beginning of each performance period, the Chief Executive Officer will consult with management and develop the criteria for assessing the Company’s corporate performance.  Such criteria will then be subject to review and approval by the Compensation Committee and the Board.

Setting Individual Objectives.  The criteria for assessing individual performance will be developed by the Company in consultation with each eligible employee.  Such criteria for non-executive officer employees must be approved by the Chief Executive Offer.  The Compensation Committee, in consultation with the Chief Executive Officer, must approve such criteria for executive officers with an individual performance component.

Determination of Bonus Amounts.  After the end of each performance period, the Compensation Committee will assess the extent to which the corporate objectives have been met and recommend to the Board for approval an overall percentage of weighted goals achieved with respect to the corporate component of the Plan.  The achievement of individual performance goals will also be assessed and determined after the end of each performance period.  For non-executive officer employees, the Chief Executive Officer will assess the extent to which individual performance objectives have been met and approve an overall percentage of weighted goals achieved with respect to such individual performance objectives.  For executive officers with an individual performance component, the Compensation Committee will assess, in consultation with the Chief Executive Officer, the extent to which individual performance objectives have been met and approve an overall percentage of weighted goals achieved with respect to such individual performance.

The percentage of corporate goal achievement, together with the percentage of achievement for the individual performance component will be used to calculate bonus payouts for each eligible employee.  The Company must generally achieve at least 75% of the Company’s weighted corporate objectives for the relevant performance period for any bonus award payouts to occur (the “Bonus Trigger”), although the Compensation Committee may determine to grant an award under the Plan even though certain corporate objectives or individual performance objectives are not met.  The Compensation Committee and the Board have the authority, in their discretion, to determine whether the Bonus Trigger has been achieved for a particular performance period.

Payment of Awards.  Payment of an award under the Plan to an eligible employee shall be made as soon as practicable after determination of the amount of the award, and will generally occur within 75 days after the end of the year during which the applicable performance period ends.

Approval of 2007 Corporate and Individual Objectives

On April 25, 2007, upon the recommendation of the Compensation Committee, the Board approved corporate objectives for 2007 under the Plan.  On April 23, 2007, the Compensation Committee approved individual objectives for 2007 for executive officers with an individual performance component under the Plan, contingent upon approval of the Plan and the 2007 corporate objectives by the Board.  The corporate objectives for 2007 generally target the achievement of specific research, development clinical and operational milestones that are considered to be critical to the achievement of the Company’s long-term strategic goals.  The individual objectives for 2007 focus on contributions which are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company.

Approval of 2007 Target Bonus Awards

On April 23, 2007, the Compensation Committee determined the target bonus awards for 2007 for the Company’s executive officers, contingent upon approval of the Plan by the Board.  The following table sets forth, for each of the executive officers named below, the applicable percentage of such officer’s 2007 base salary used to determine such officer’s 2007 target bonus and the 2007 target bonus for such officer:

Name	Title	2007 Target Bonus as Percentage of 2007 Base Salary	2007 Target Bonus
Paul L. Berns	President and Chief Executive Officer	50%	$238,500
Pablo J. Cagnoni	Senior Vice President, Chief Medical Officer	35%	$134,800
James V. Caruso	Executive Vice President, Chief Commercial Officer	35%	$132,900
Michael E. Saunders	Vice President, Clinical Development	25%	$69,500
Marc H. Graboyes	Vice President, General Counsel	25%	$63,900
Doug G. Johnson	Vice President, Manufacturing	25%	$53,100
David C. Clark	Vice President, Finance	25%	$46,400

Item 7.01  Regulation FD Disclosure

On April 26, 2007, the Company issued a press release announcing the election of Dr. Latts as a director of the Company.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.44	Corporate Bonus Plan.

99.1	Press Release, dated April 26, 2007, entitled “Allos Therapeutics Appoints Dr. Jeffrey R. Latts to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 1, 2007

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.44	Corporate Bonus Plan.

99.1	Press Release, dated April 26, 2007, entitled “Allos Therapeutics Appoints Dr. Jeffrey R. Latts to its Board of Directors.”